Exhibit 99.1

Energizer Holdings, Inc. Announces Commencement of Offerings of $500 Million USD-Denominated Senior Notes and $750 Million Equivalent EUR-Denominated Senior Notes

ST. LOUIS, June 13, 2018 /PRNewswire/ — Energizer Holdings, Inc. (NYSE: ENR) (“Energizer”) today announced the commencement of a $500 million offering of USD-denominated senior notes due 2026 by its wholly-owned subsidiary, Energizer Gamma Acquisition, Inc. (the “USD Issuer”), and a $750 million equivalent offering of EUR-denominated senior notes due 2026 by its indirect wholly-owned subsidiary, Energizer Gamma Acquisition B.V. (the “EUR Issuer” and together with the USD Issuer, the “Issuers”).

Energizer intends to use the net proceeds from the offerings, together with borrowings under expected new credit facilities, to fund the previously announced acquisition of the global battery and portable lighting business of Spectrum Brands Holdings, Inc. (the “Acquisition”), to repay the debt outstanding under its existing credit agreement, and to pay related fees, costs and expenses.

The closing of the offerings is not conditioned on the closing of the Acquisition. If the Acquisition is not consummated substantially concurrently with the offerings, the Issuers will issue the notes and deposit the net proceeds of the notes into escrow accounts. If the escrow conditions (which include conditions relating to the consummation of the acquisition) are not satisfied on or prior to July 15, 2019 or Energizer’s board of directors determines that any of the applicable escrow conditions will not be satisfied by that date, or if the acquisition agreement has been terminated in accordance with its terms, the notes will be redeemed at a price equal to 100% of their principal amount, plus accrued and unpaid interest to, but excluding, the date of redemption. Upon consummation of the Acquisition, the USD Issuer will merge with and into Energizer, with Energizer continuing as the surviving corporation, and Energizer will assume all of the USD Issuer’s obligations under the USD-denominated notes. Additionally, at such time, all notes will be jointly and severally guaranteed on an unsecured basis by Energizer’s domestic restricted subsidiaries that guarantee indebtedness of Energizer under expected new credit facilities and the EUR-denominated notes will also be guaranteed by Energizer.

The notes are being offered for sale to qualified institutional buyers in offerings exempt from registration pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to persons outside the United States in compliance with Regulation S under the Securities Act.

The notes have not been registered under the Securities Act, or any state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. This press release does not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful. This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

Cautionary Statement on Forward-Looking Language

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact should be considered to be forward-looking statements, including statements about each Issuer’s planned offer and sale of senior notes. The offerings are subject to market and other conditions and there can be no assurance as to whether or when the offerings will be completed or as to the actual size or terms of the offerings. Any such forward-looking statements are made based on information currently known and are subject to various risks and uncertainties, including those contained in Energizer’s filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended September 30, 2017 and its quarterly reports on Form 10-Q for the quarters ended December 31, 2017 and March 31, 2018. Energizer does not assume any obligation to update or revise any forward-looking statements to reflect new events or circumstances.

About Energizer Holdings, Inc.

Energizer Holdings, Inc. (NYSE: ENR), headquartered in St. Louis, MO, is one of the world’s largest manufacturers of primary batteries and portable lighting products and is anchored by its two globally recognized brands Energizer® and Eveready®. Energizer is also a leading designer and marketer of automotive fragrance and appearance products from recognized brands such as Refresh Your Car!®, California Scents®, Driven®, Bahama & Co.®, LEXOL® and Eagle One®. As a global branded distributor of consumer products, our mission is to lead the charge to deliver value to our customers and consumers better than anyone else.